Loan No. 70004021






                                 LOAN AGREEMENT



                                     between

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             a Delaware corporation

                                   ("Lender")

                                       and

                          CNL RETIREMENT-AM/COLORADO LP
                         a Delaware limited partnership

                                  ("Borrower")




                               $11,000,000.00 Loan

                     The Heritage Club at Greenwood Village
                           Greenwood Village, Colorado

                                TABLE OF CONTENTS



RECITALS.1

ARTICLE I The Loan...........................................................2

ARTICLE II Security..........................................................5

ARTICLE III Conditions Precedent.............................................5

ARTICLE IV Representations and Warranties....................................8

ARTICLE V Affirmative Covenants..............................................15

ARTICLE VI Negative Covenants................................................20

ARTICLE VII Events of Default; Acceleration of Indebtedness; Remedies........21

ARTICLE VIII Miscellaneous...................................................23

EXHIBIT A  Legal Description
EXHIBIT B  Leases
EXHIBIT C  Litigation


SCHEDULE I  Net Operating Income
SCHEDULE II  Index of Defined Terms

SENIOR HOUSING RIDER

                                                                Loan No. 7004021

                                 LOAN AGREEMENT


              This LOAN AGREEMENT (this "Agreement") is made this ____ day of August, 2002 between CNL RETIREMENT-AM/COLORADO LP, a Delaware limited partnership ("Borrower"), whose sole general partner is CNL RETIREMENT-GP/COLORADO CORP., a Delaware corporation ("General Partner"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                    RECITALS

              A. Lender has agreed to make a loan (the "Loan") to Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Promissory Note A of even date herewith in the original principal amount of Seven Million One Hundred Fifty Thousand and No/100 Dollars ($7,150,000.00) and that certain Subordinated Promissory Note B of even date herewith in the original principal amount of Three Million Eight Hundred Fifty Thousand and No/100 Dollars ($3,850,000.00) (said notes, together with and all amendments thereto and substitutions therefor are hereinafter referred to as the "Note"). The terms and provisions of the Note are hereby incorporated herein by reference in this Agreement.

              B. Borrower is or on the Closing Date will be the owner of a skilled nursing, assisted living and dementia care facility located in Arapahoe County, Colorado, commonly known as The Heritage Club at Greenwood Village and more particularly described on Exhibit A hereto (the "Property"), and the improvements located thereon (collectively called the "Improvements"). The Property and the Improvements are sometimes collectively called the "Project".

              C. Borrower will use the proceeds of the Loan for the purpose of acquiring or refinancing the Project and for the other purposes contemplated hereby.

              D. Borrower's obligations under the Loan will be secured by, among other things, (a) a first priority Mortgage, Assignment of Rents and Security Agreement Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (the "Mortgage") encumbering the Project, and (b) an Assignment of Leases and Rents of even date herewith ("Assignment of Leases") encumbering the Project. This Agreement, the Note, the Mortgage, the Assignment of Leases, the Agreement of Principals, the Environmental Indemnity and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "Loan Documents."

              E. An index of defined terms appears on the attached  Schedule II.


              NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                                    The Loan
                                    --------

1.1      Disbursements.
         -------------

              1.1.1. Initial Funding. On the Closing Date, Lender shall disburse to Borrower from the proceeds of the Loan the sum of $9,100,000.00 (the "Initial Funding Amount"). "Closing Date" means the date of disbursement of the Initial Funding Amount.

              1.1.2. Additional Advances. Lender shall make one additional advance of the Loan in the amount of $1,900,000.00 fifteen (15) business days following a request therefore from Borrower and Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:

              (a) There is not a material Event of Default hereunder or under any of the other Loan Documents.

              (b) The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct in all material respects.

              (c) Lender shall have received, at Borrower's expense, an endorsement to the Title Policy insuring the priority of the Mortgage with respect to such advance and indicating that no intervening liens exist against the Project.

              (d) Borrower shall have paid the Costs incurred by Lender in connection with such advance (including title charges, and costs and expenses of Lender's attorneys).

              (e) No change shall have occurred in the financial condition of Borrower or any Principal, which would have, in Lender's judgment, a material adverse effect on the Loan, the Project, or Borrower's or any Principal's ability to perform its obligations under the Loan Documents.

              (f) No material condemnation or adverse, as determined by Lender, zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on the Project or Borrower's or any Principal's ability to perform its obligations under the Loan Documents.

              (g) On the thirtieth (30th) day of the month preceding the month in which the additional advance is requested, the proforma Net Operating Income (as defined on Schedule I attached hereto) of the Property shall be at least $1,800,000.00.

Notwithstanding the foregoing, Lender shall not be obligated to make any additional advance of Loan proceeds after February 27, 2004.

     1.2      Loan Term.
              ---------

              1.2.1. Maturity Date. The Loan shall mature on August 31, 2007 or such earlier date upon which the Loan is paid in full or becomes due and payable in full, whether by acceleration or otherwise (the "Maturity Date").

              1.3 Interest Rate. Prior to an Event of Default, Borrower shall pay interest on the outstanding principal balance of the Loan at a floating rate per annum equal to the Base Rate plus three and nine-tenths percent (3.90%) (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each day in The Wall Street Journal for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first (1st) business day of such month; provided, however, the Interest Rate from and including the Closing Date through September 1, 2002 shall be fixed based upon the Base Rate in effect on the business day immediately preceding the Closing Date. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed. Notwithstanding the foregoing, the Interest Rate shall not at any time be less than six and one-half percent (6.5%). Following an Event of Default, the Borrower will pay interest on the outstanding principal balance of the Loan and all other amount owing by Borrower under the Loan Documents at the Default Rate (as defined in the Note).

     1.4      Payments.
              ---------
              1.4.1. Interest Payment. Borrower shall make interest payments monthly in arrears on the first (1st) day of each month commencing October 1, 2002 computed on the outstanding principal balance of the Loan at the Interest Rate; provided, however, interest for the period from and after the Closing Date through September 30, 2002 shall be paid in advance on the Closing Date at the rate described in Section 1.3 above.

              1.4.2.  Principal Payments. In addition to the payments made under
Section 1.4.1 hereof, Borrower shall make principal payments monthly on the first day of each month commencing October 1, 2002. The amount of each monthly installment of principal shall be equal to the amount which would amortize $9,100,000.00 over three hundred (300) months, computed at an annual interest rate of six and one-half percent (6.5%); provided however, (i) if the additional advance contemplated by Section 1.1.2 hereof is made, thereafter the amount of each monthly installment payable hereunder shall be equal to the amount which would amortize $11,000,000.00 over three hundred (300) months computed at an annual interest rate of six and one-half percent (6.5%), and (ii) if any prepayment of principal is made pursuant to Section 1.6.2 hereof, thereafter the amount of each monthly installment payable hereunder shall be equal to the amount which would amortize the then outstanding principal balance of the Loan over three hundred (300) months computed at an annual interest rate of six and one-half percent (6.5%).

     1.5 Sources and Uses. The sources and uses of funds for the contemplated transaction are as follows:

                      SOURCES                                                   USES
      Borrower's Equity:               $ 7,145,375.00          Purchase Price:                  $17,865,375.00
      Loan:                                                    Loan Payoff:                     $         0.00
      --Initial Funding                                        Developer Fee:                   $         0.00
      Amount:                          $ 9,100,000.00          Accrued Interest:                $         0.00
      --Additional Advances:           $ 1,900,000.00          Application Fee                  $     5,000.00
      --Holdback:                      $         0.00          Closing Costs:                   $    50,000.00
      Accrued Interest:                $         0.00          Broker Fees:                     $   110,000.00
      Holdbacks:                       $         0.00          Commitment Fee:                  $   110,000.00
      Total:                           $18,145,375.00          Total:                           $18,145,375.00

Borrower shall deliver such information and documentation as Lender shall request to verify that the sources and uses are as indicated above.

     1.6      Prepayments of the Loan.

              1.6.1 Restrictions on Prepayment Borrower may not prepay all or any portion of the Loan prior to September 1, 2004. Thereafter, Borrower may prepay the Note in full or in part at any time, provided Borrower gives Lender at least thirty (30) days prior written notice and pays to Lender a prepayment premium in an amount equal to the corresponding percentage of principal prepaid:

                Loan Year                                 Percentage
                ---------                                 ----------
                 Third                               one percent (1.0%)
                 Fourth                                     Zero
                 Fifth                                      Zero


              "Loan Year" shall mean the period from the Closing Date through the last day of the same month in the following year and thereafter each successive twelve (12) month period.

              1.6.2 Special Prepayment Rights. Notwithstanding the provisions of
Section 1.6.1 hereof, (a) during any period when the Debt Service Coverage Ratio is less than 1.5 to 1.0, Borrower may, without payment of a prepayment premium, prepay the portion of the Loan which will cause the Debt Service Coverage Ratio to be 1.5 to 1.0, such prepayment to be made upon 30 days prior written notice to Lender, and (b) any prepayment which is made pursuant to Section 4 of the Mortgage may be made without payment of a prepayment penalty.

                                   ARTICLE II
                                    Security
                                    --------

    2.1 Collateral. The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively, the "Collateral"): (a) the Mortgage, (b) the Assignment of Leases, and (c) any other collateral or security described in this Agreement or required by Lender in connection with the Loan.

                                  ARTICLE III
                              Conditions Precedent
                              --------------------

        Lender's obligation to disburse the Initial Funding Amount is subject to satisfaction of all of the following conditions:

    3.1 Loan Documents. Lender shall have received the following Loan Documents, all in form and substance satisfactory to Lender:

        (a) this Agreement;

        (b) the Note;

        (c) the Mortgage;

        (d) the Assignment of Leases;

        (e) such Uniform Commercial Code financing statements as Lender may require;

        (f) an agreement of principals regarding non-recourse exception liability (the "Agreement of Principals"), executed by General Partner and CNL Retirement Properties, Inc., a Maryland corporation (collectively the "Principals");

        (g) a hazardous wastes indemnity agreement ("Environmental Indemnity"), executed by Borrower and the Principals; and

        (h) a security agreement and related documents ("Cash Account Agreement") granting Lender a perfected first lien security interest in Borrower's interest in the Reserve and Security Deposit (as those terms are defined in the Tenant Lease).

    3.2 Appraisal. Lender shall obtain an appraisal report for the Project, in form and content acceptable to Lender, prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") and the regulations promulgated pursuant to such act. Borrower may provide to Lender a copy of any FIRREA appraisal prepared for another Lender within the past six (6) months. Lender may, in its sole discretion: (a) accept such appraisal; (b) request an update of such appraisal; or (c) retain an MAI appraiser to perform a new appraisal.

    3.3 Title Policy and Endorsements. Lender shall have received a commitment for title insurance in an amount and issued by a title insurance company satisfactory to Lender. On the Closing Date, Lender shall receive an ALTA (or equivalent) mortgagee policy of title insurance ("Title Policy"), acceptable to Lender, in the maximum amount of the Loan, insuring marketability of title and insuring that the lien of the Mortgage is a valid first lien on the Project, subject only to exceptions to title approved by Lender. The Title Policy shall also contain any reinsurance and endorsements required by Lender including without limitation creditors' rights, zoning 3.1, variable rate, usury and extended coverage endorsements (Comprehensive Form 1).

    3.4 Survey. Lender shall have received and approved a survey of the Project, dated no more than six (6) months prior to the Closing Date, prepared by a registered land surveyor in accordance with the 1999 American Land Title Association/ American Congress on Surveying and Mapping Standards and certified in favor of Lender and the title insurer. The surveyor shall certify that the Property is not in a flood hazard area as identified by the Secretary of Housing and Urban Development. The survey shall be sufficient for the title insurer to remove the general survey exception.

    3.5 Environmental Report. Lender shall have received a Phase I Environmental audit of the Project. The audit shall (i) be addressed to Lender or Lender shall have obtained a reliance letter which is acceptable to Lender; (ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its sole discretion.

    3.6 Leases. Lender shall have reviewed and approved the Lease Agreement dated March 21, 2002 between Borrower, as landlord, and ARC Greenwood Village, Inc. (the "Tenant"), as tenant (the "Tenant Lease") and all leases, licenses and other agreements with regard to the occupancy of the Property entered into by Tenant, including patient and resident care agreements (such agreements, whether now existing or hereafter entered into being the "Subleases"). The Tenant Lease and the Subleases are collectively called the "Leases"). Lender must approve all Leases except Subleases with residents which are entered into by Tenant in the ordinary course of business and in accordance with the terms of the Tenant Lease. If any non-residential Leases exist or are hereafter entered into with respect to the Property, such lease form shall provide that the tenant shall attorn to Lender, and that any cancellation, surrender or amendment of such lease without the prior written consent of Lender shall be voidable by Lender, and each tenant thereunder shall execute and deliver to Lender prior to the Closing or prior to the execution thereof by Borrower, as applicable, a Subordination and Attornment Agreement in a form reasonably acceptable to Lender.

    3.7 Insurance. Borrower shall have provided Lender with and Lender shall have approved copies of certificates evidencing the insurance policies required to be delivered pursuant to the Mortgage.

    3.8 Compliance with Laws. Borrower shall have submitted and Lender shall have approved (a) a final certificate of occupancy (or the equivalent) for the Project, (b) evidence satisfactory to Lender that the Project complies in all material respects with all applicable laws (including, without limitation, all building, zoning, density, land use, ordinances, regulations, planning requirements, and health care permits and licenses), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

    3.9 Commitment Fee. Borrower shall have paid Lender a commitment fee in the amount of $110,000.00 which commitment fee shall be nonrefundable and shall be deemed fully earned upon receipt.

    3.10 Audit Requirement. Lender shall have determined that the annualized Net Operating Income (as defined in Schedule I attached hereto) is at least $1,450,000.00.

    3.11 Organization Documents. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Principal for the execution, delivery, and performance of the Loan Documents by Borrower and each Principal.

    3.12 Opinions. Legal opinions issued by counsel for Borrower and each Principal, opining as to the due organization, valid existence and good standing of Borrower and each Principal, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower and each Principal; that the Loan, as reflected in the Loan Documents, is not usurious; to the extent that Lender is not otherwise satisfied, that the Project and its use is in full compliance with all legal requirements; that the Loan Documents do not create or constitute a partnership, a joint venture or a trust or fiduciary relationship between Borrower and Lender; and as to such other matters as Lender and Lender's counsel reasonably may specify.

    3.13 Tenant Lease. A certified copy of the Tenant Lease and the guaranty of the Tenant Lease dated March 21, 2002 executed by Tenant Guarantor (the "Tenant Guaranty"). A current resident roll of the Project, certified by Tenant, which shall include the following information with respect to the Subleases: (a) names of the tenants; (b) unit/suite numbers; (c) area of each demised premises and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations); (e) lease term (commencement, expiration and renewal options); (f) any expense pass-throughs; (g) cancellation/termination provisions; and (h) security deposit. In addition, Borrower shall provide Lender with (a) a certificate that the current resident roll certified by Tenant is, to Borrower's knowledge, true and correct in all material respects, (b) a copy of the standard lease form used by Tenant in leasing space in the Project, and (c) at Lender's request, true and correct copies of all Subleases of the Project.

    3.14 Financial Condition. No change shall have occurred in the financial condition of Borrower, any Principal or Tenant, or in the Net Operating Income of the Project, which would have, in Lender's judgment, a material adverse effect on the Project or on Borrower's or any Principal's ability to repay the Loan or otherwise perform its obligations under the Loan Documents. No Tenant Guarantor Adverse Event shall have occurred.

    3.15 Condemnation; Casualty. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on Borrower, any Principal or the Project.

    3.16 Fees and Commissions. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Project have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Lender.

    3.17 Budget. The Budget showing total costs relating to closing of the proposed transaction, all uses of the initial advance, amounts allocated for future advances (if any), and all other amounts approved by Lender as set forth in Section 1.5 of this Agreement.

    3.18  Fees  and  Expenses.   Payment  of  Lender's  costs  and  expenses  in
underwriting, documenting, and closing the transaction, including fees and expenses of Lender's inspecting engineers, consultants, and outside counsel.

    3.19  Estoppels;   Subordination   Agreements.   Estoppel  certificates  and
subordination, non-disturbance and attornment agreements from Tenant.

    3.20 Representations and Warranties. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

    3.21 Event of Default. No Event of Default shall exist.

    3.22 Additional Items. Lender shall have received such other documents or items as Lender may reasonably require.

                                   ARTICLE IV
                         Representations and Warranties
                         ------------------------------

          As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the
Loan:

    4.1 Borrower Existence. Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 450 South Orange Avenue, Orlando, Florida 32801. Borrower is in good standing under the laws of the State of Colorado and is authorized to transact business in the State of Colorado. The Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower enforceable against Borrower in accordance with their respective terms.

4.2      Partners Existence.
         ------------------

         4.2.1. General Partner. General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 450 South Orange Avenue, Orlando, Florida 32801. General Partner is the sole general partner of Borrower and owns one percent (1%) of the partnership interests in Borrower free and clear of all liens, claims, and encumbrances. General Partner has full right, power and authority to execute the Loan Documents on its own behalf and on behalf of Borrower. CNL Retirement-GP Hold Corp., a Delaware corporation is the sole shareholder of General Partner.

         4.2.2. Principals Existence. CNL Retirement Properties, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland with its principal place of business at 450 South Orange Avenue, Orlando, Florida 32801. CNL Retirement Properties, Inc. is (a) the indirect owner of all the limited partnership interests in Borrower, and (b) the sole shareholder of CNL Retirement-GP Hold Corp. CNL Retirement Properties, Inc. has full right, power and authority to execute the Loan Documents to which it is a party on its own behalf.

         4.2.3. Ownership of Borrower. CNL Retirement Properties, Inc., directly or indirectly, owns all of the interests in Borrower free and clear of all liens, claims, encumbrances and rights of others.

         4.2.4. Authority. Brad Rush or any successor to his position shall have authority to make all material business decisions (including a sale or refinance) for Borrower during the term of the Loan.

    4.3 Borrower's Partnership Agreement. A true and complete copy of the partnership agreement creating Borrower and any and all amendments thereto (collectively, the "Partnership Agreement") have been furnished to Lender. The Partnership Agreement constitutes the entire agreement among the partners and is binding upon and enforceable against each of the partners in accordance with its terms. There are no other agreements, oral or written, among any of the partners relating to Borrower. No material breach exists under the Partnership Agreement and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Partnership Agreement.

    4.4 Corporate Documents. A true and complete copy of the articles of incorporation and by-laws of the Principals and all other documents creating and governing the Principals (collectively, the "Incorporation Documents") have been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of the Principals relating to the Principals. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of the Principals. No material breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

    4.5 Other Agreements. Borrower is not in default under any material contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any agreements (including leases) between Borrower and any Affiliate related in any way to the Project and any other agreements or documents materially affecting the use and operation of the Project. Neither Borrower nor General Partner is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would likely adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or General Partner.

    4.6 Property. Fee simple title to the Property is owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only such exceptions as have been approved in writing by Lender. To the best of Borrower's knowledge, the Project is in compliance with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of the Project and the right and ability to, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property. To the best of Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Project, or any part thereof. Borrower has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own and lease the Project and carry on its business, and the Project is in compliance with all applicable legal requirements and is free of structural defects, and, to the best of Borrower's knowledge after due inquiry, all building systems contained therein are in good working order, subject to ordinary wear and tear. The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements.

    4.7 Property Access. The Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

    4.8 Utilities. All utility services necessary and sufficient for the use or operation of the Project are available including water, storm, sanitary sewer, gas, electric and telephone facilities. Such utilities are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project.

    4.9 Flood Hazards/Wetlands. The Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property.

    4.10 Taxes/Assessments. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes for 2002 not yet due or payable. Copies of the current general real estate tax bills with respect to the Project have been delivered to Lender. Said bills cover the entire Project and do not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

    4.11 Eminent Domain. There is no eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge threatened, relating to the Project.

    4.12 Litigation. Except as set forth in Exhibit B, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to Borrower, any partner in Borrower, any Principal or any of their property, assets, or business, including the Project, which if decided adversely would affect the business, affairs, assets or financial condition of Borrower, any Principal, the Project, or the prospects for repayment of the Loan.

    4.13 Accuracy. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or the Principals contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan.

    4.14 Foreign Ownership. Neither Borrower nor any partner in Borrower nor any Principal is or will be, and no legal or beneficial interest of a partner in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

    4.15 Solvency. Neither Borrower, nor any partner in Borrower, nor any Principal is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them. Neither Borrower nor any Principal is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Principal has knowledge of any Person contemplating the filing of any such petition against it. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

    4.16 Financial Statement/No Change. Borrower has heretofore delivered to Lender copies of the most current financial statements of Borrower and the Principals. Said financial statements were prepared on a basis consistent with that of preceding years (except for the 2002 financial statements of Borrower), and all of such financial statements present fairly the financial condition of said Borrower and the Principals as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of either Borrower or the Principals. Neither Borrower nor the Principals has any material contingent liabilities not provided for or disclosed in said financial statements. There has been no material adverse change since March 31, 2002 in the structure, business operations, credit, prospects or financial condition of Borrower, any Principal or the Project. The financial statements that are hereafter delivered to Lender pursuant to Section 5.3.1(a) shall be true and correct copies of the financial statements Borrower received from Tenant and, to Borrower's knowledge, fairly present the financial condition of the Tenant and the results of operation for the periods indicated.

    4.17 Single Asset Entity. Borrower: (i) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in the Project; (ii) is not a shareholder or partner or member of any other entity; and (iii) does not conduct any business other than the ownership of the Property.

    4.18 No Broker. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan, other than the commission payable to Dockerty Romer & Company.

    4.19 Employees. Borrower does not have any employees and shall not have any employees until after the Repayment Date. No employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations issued pursuant to ERISA that is maintained by Borrower or under which Borrower could have any material liability under ERISA (i) has failed to meet minimum funding standards established in Section 302 of ERISA, (ii) has failed to substantially comply with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, or (iii) has engaged in or been involved in a prohibited transaction (as defined in ERISA) under ERISA or under the Internal Revenue Code. Neither Borrower nor any member of a Controlled Group that includes Borrower has assumed, or received notice of a claim asserted against Borrower or another member of the Controlled Group for, withdrawal liability (as defined in the Multi-Employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan. Borrower has timely made when due all contributions with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a material claim against Borrower for withdrawal liability with respect to any multi-employer pension plan in which Borrower participates. The term "Controlled Group" means all businesses that would be treated as a single employer under Section 401(b) of ERISA.

    4.20 Security Deposits. Borrower has not collected nor is it in receipt of any security deposit or similar deposits from any resident or tenant of the Project, except for the Security Deposit, as defined in the Tenant Lease.

    4.21 Leases. Borrower represents and warrants to Lender with respect to Leases of the Project that: (1) the Tenant Lease and Tenant Guaranty are each valid and in and full force and effect; (2) to Borrower's knowledge, the resident roll delivered to Lender which describes the Subleases is true and correct and the Subleases are in full force and effect; (3) the Tenant Lease (including amendments) is in writing, and there are no oral agreements with respect thereto; (4) to Borrower's knowledge the Subleases (including amendments) are in writing and there are no oral agreements with respect thereto; (5) the copy of the Tenant Lease and Tenant Guaranty delivered to Lender are true and complete and, to Borrower's knowledge, the Subleases reviewed by Lender are true and complete; (6) neither the Borrower nor Tenant is in default under the Tenant Lease; (7) to Borrower's knowledge neither the Tenant nor any tenant under a Sublease is in default with respect to any Sublease; (8) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (9) Borrower has not assigned or pledged the Tenant Lease nor its interest in any Subleases, the rents or any interests therein except to Lender; (10) neither the Tenant, Tenant Guarantor, any tenant under a Sublease nor any other party has an option to purchase all or any portion of the Project; (11) except as provided therein, neither the Tenant, nor to Borrower's knowledge, any tenant under a Sublease, has the right to terminate its Lease prior to expiration of the stated term of such Lease; and (12) neither the Tenant, nor to Borrower's knowledge, any tenant under a Sublease, has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to one month's rent).

    4.22 Margin Stock. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulations G, U, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

    4.23 Tax Filings. Borrower and each Principal have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Principal, respectively.

    4.24 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Principal in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Principal.

4.25     Compliance with Anti-Terrorism Orders.
         -------------------------------------

         (a) Borrower and each partner, member or stockholder in Borrower, and all beneficial owners of Borrower and any such partner, member or stockholder, are in compliance with all laws, statutes, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons, including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"). Borrower agrees to make its policies, procedures and practices regarding compliance with the Orders of any Persons who, pursuant to transfers permitted by the Mortgage, become stockholders, members, partners or other investors of Borrower available to Lender for its review and inspection during normal business hours and upon reasonable prior notice.

         (b) Neither Borrower, any partner, member or stockholder in Borrower nor the beneficial owner of Borrower or any such partner, member or stockholder:

             (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists");

             (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

             (iii) is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

             (iv) shall transfer or permit the transfer of any interest in Borrower or any Principal to any Person who is or whose beneficial owners are listed on the Lists; or

             (v) shall knowingly lease space in the Project to any Person who is listed on the Lists or who is engaged in illegal activities.

         (c) If Borrower obtains knowledge that Borrower or any of its partners, members or stockholders or their beneficial owners become listed on the Lists or are indicated, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender.

         (d) If Borrower obtains knowledge that Tenant or any tenant under a Sublease has become listed on the Lists or is convicted, pleads nolo contendere, indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender.

         (e) If Tenant or any tenant under a Sublease is listed on the Lists or is convicted or pleads nolo contendere to charges related to activity prohibited in the Orders, then proceeds from the rents of such tenant shall not be used to pay debt service and Borrower shall provide Lender such representations and verifications as Lender shall reasonably request that such rents are not being so used.

         (f) If Tenant or any tenant under a Sublease is arrested on such charges, and such charge is not dismissed within thirty (30) days thereafter, Lender may at its option notify Borrower to exclude such rents from the debt service payments.

         (g) If Borrower or any Principal is listed on the Lists, no earn-out disbursements, escrow disbursements, or other disbursements under the Loan Documents shall be made and all such funds shall be paid in accordance with the direction of a court of competent jurisdiction.

                                   ARTICLE V
                              Affirmative Covenants
                              ---------------------

    5.1 Inspection. Subject to the rights of Tenant, Lender and its authorized agents may enter upon and inspect the Project upon reasonable advance notice given orally or in writing to Borrower and Borrower shall pay the Costs incurred in connection therewith.

    5.2 Books and Records/Audits. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing (a) complete and accurate books of accounts and records adequate to reflect the results of its operation, (b) complete copies of all the financial statements required to be provided to Lender pursuant to Section 5.3 below, and
(c) copies of all written contracts, correspondence, reports of Lender's independent consultant, if any, and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Lender may audit the Borrower's books and records from time to time upon reasonable advance notice given orally or in writing to Borrower. Borrower shall be responsible for payment of the Costs of an audit in connection with an advance of funds under Section 1.1.2 hereof and the Costs of all audits conducted during an Event of Default.

    5.3 Financial Statements; Balance Sheets; Budgets. Borrower shall furnish to Lender and shall cause the Principals to furnish to Lender such financial statements and other financial information as Lender may from time to time reasonably request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrower and Principals at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Lender and shall cause Principals to furnish to Lender the following statements:

         5.3.1.   Monthly      and     Annual      Operating      Statements.
                  -----------------------------------------------------------

                  (a) All financial statements received from Tenant under the Lease, which shall, in any event, include statements of the operation of the Project (including a current resident roll, balance sheet, monthly operating statements (showing monthly activity and year-to-date, and stating operating revenues, operating expenses and operating income for the calendar month just ended and calculating, as of the end of such month, the amount of the Reserve and the amount of the Tenant Shortfall Reserve)) monthly delinquency reports and a monthly schedule of delinquency of receipts and payments) as of the last day of each calendar month, to be delivered within twenty (20) days after the end of each calendar month and certified by Tenant as true, correct, and complete, and yearly statements of the operation of the Project, to be delivered within ninety (90) days after the end of each fiscal year and certified by Tenant as true, correct, and complete. Borrower shall certify to Lender that the foregoing financial statements are, to Borrower's knowledge, true, correct and complete.

                  (b) On or before the twentieth (20th) day of each calendar month, Borrower shall submit to Lender a statement for the calendar month just ended and calculating, as of the end of such month, the Net Operating Income and the Debt Service Coverage Ratio, which statements will be certified by Borrower as true, correct and complete. If requested by Lender, Borrower shall deliver to Lender a written statement setting forth any variance from the annual budget under the Tenant Lease, and other documentation supporting the information disclosed in the most recent financial statements.

         5.3.2. Annual Balance Sheets and Financial Statements. Annual balance sheets and financial statements from Borrower and each other Principal, within ninety (90) days of the end of each fiscal year of Borrower which are true and correct in all respects, have been prepared in accordance with sound accounting practices (and as to CNL Retirement Properties, Inc. have been audited by an independent public accountant satisfactory to Lender), and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated.

         5.3.3. Accounting Principles. All financial statements shall be prepared in accordance with sound accounting principles, consistently applied from year to year. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

         5.3.4. Other Information. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Principal, and the Project within 30 days after Lender's request therefor.

         5.3.5. Annual Budget. At least thirty (30) days prior to the commencement of each fiscal year, Borrower will provide to Lender the Tenant's proposed annual operating and capital improvements budget for such fiscal year and Borrower shall not approve such proposed budgets without Lender's prior written consent, which will not be unreasonably withheld or delayed.

    5.4 Notice of Litigation or Default. Borrower shall promptly provide Lender with:

         (a) written notice of any litigation or arbitration pending or, to Borrower's or any Principal's knowledge, threatened against or relating to Borrower, any Principal, or the Project involving amounts in excess of $100,000.00;

         (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances or other proceeding or governmental investigation and the like received by Borrower or any Principal relating to Borrower, the Collateral or the Project, including without limitation, a comprehensive list of all deficiencies identified during survey(s) conducted by any regulatory agency, as well as any corrective action plans submitted to the agency;

         (c) copies of all surveys and inspections conducted by regulatory agencies; and

         (d) a copy of all notices sent to or received from Tenant under the Tenant Lease, Tenant Guarantor under the Tenant Guaranty or Tenant Guarantor under the Earnout Agreement dated March 21, 2002 between Borrower and Tenant Guarantor (the "Earnout Agreement").

    5.5 Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to the Project, Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its reasonable discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) acquisition of the Project through foreclosure, a deed-in-lieu of foreclosure, UCC sale or otherwise.

        "Affiliate" means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "Person"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or any Principal; any officer, director, partner or shareholder of such Borrower or any Principal; any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    5.6 Lien on Certain Deposits. Borrower shall at all times have on deposit in the account described in Section 1(a) of the Cash Account Agreement, an amount of cash equal to the aggregate amount of the Security Deposit, as that term is defined in the Tenant Lease. Additionally, if Borrower, pursuant to the terms of the Tenant Lease, establishes an account in Borrower's name in which the Reserve is to be held, such account shall be the account described in Section 1(b) of the Cash Account Agreement. Borrower shall not commingle such funds in the aforementioned accounts (the "Deposit Accounts)"with any other funds of Borrower. Prior to an Event of Default, Lender agrees to allow Borrower to use such funds in the Deposit Accounts solely for the purposes specified in the Tenant Lease. Following an Event of Default, Borrower shall not be entitled to make withdrawals from the Deposit Accounts and Lender shall release such amounts directly to Tenant as required by the Tenant Lease upon Lender's receipt of evidence reasonably satisfactory to Lender that such amounts are due to Tenant and that no default exists under the Tenant Lease. Upon payment in full of the Loans and all other amounts due Lender under the Loan Documents, Lender shall pay any remaining amounts on deposit pursuant to this Section 5.6 to Borrower.

    5.7 Leases. Borrower (a) shall perform the obligations which Borrower is required to perform under the Tenant Lease; (b) shall enforce the obligations to be performed by the Tenant under the Tenant Lease and Tenant Guarantor under the Tenant Guaranty; and (c) shall promptly furnish to Lender any notice of default or termination received by Borrower from Tenant or Tenant Guarantor, and any notice of default or termination given by Borrower to Tenant or Tenant Guarantor.

    5.8 Estoppels. At Lender's request from time to time, Borrower shall obtain and furnish to Lender, written estoppels in form and substance reasonably satisfactory to Lender, executed by Tenant.

    5.9 Taxes; Charges. Borrower shall pay or cause Tenant to pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a lien upon the Project or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a lien on the Project; however, Borrower may contest the validity of such claims and demands so long as (a) Borrower notifies Lender that it intends to contest such claim or demand, (b) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment.

    5.10 Control. There shall be no change in the day-to-day control and management of Borrower or General Partner without the prior written consent of Lender which shall not be unreasonably withheld.

    5.11 Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Project for the purpose of taxation, (b) affecting any lien on the Project, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

    5.12 Legal Existence; Name, Etc. Borrower and General Partner shall each preserve and keep in full force and effect its existence as a single asset entity, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership of the Project. Neither Borrower nor General Partner shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person. Borrower and General Partner shall each conduct business only in its own name and shall not change its name, identity, or organizational structure, unless Borrower (a) shall have obtained the prior written consent of Lender to such change, and (b) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower and General Partner, if any, shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

    5.13 Further Assurances. Borrower shall promptly (a) cure any defects in the execution and delivery of the Loan Documents, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

    5.14 Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

    5.15 Notice of Certain Events. Borrower shall promptly notify Lender of (a) any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default, together with a detailed statement of the steps being taken to cure such event or condition; (b) any notice of default received by Borrower under other obligations relating to the Project or otherwise material to Borrower's business; and (c) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Project.

                                   ARTICLE VI
                               Negative Covenants
                               ------------------

    6.1 No Amendments. Borrower shall not amend, modify or terminate, or permit the amendment, modification or termination of:

        (a) the Partnership Agreement,  except for changes which are immaterial;
        or

        (b) the Tenant Guaranty or the Earnout Agreement.

    6.2  Leases.  Borrower  shall not (a) collect any rents for more than thirty
(30) days in advance of the time when the same shall become due, (b) further assign or encumber the Tenant Lease or Tenant Guaranty; (c) except with Lender's prior written consent, cancel or accept surrender or termination of the Tenant Lease or the Tenant Guaranty and any action in violation of this Section 6.2 shall be void at the election of Lender. Notwithstanding the foregoing, Borrower may make minor modifications and amendments to the Tenant Lease without the consent of Lender provided that the modifications and amendments are entered into in the ordinary course of business, are consistent with prudent property management practices, do not affect the economic terms of the Tenant Lease (e.g. Minimum Rent, Percentage Rent, Additional Charges, the Term), do not affect the terms of the Tenant Lease that require Tenant to comply with applicable laws, regulations and procedures and have been consented to in writing by the Tenant Guarantor. Borrower shall send Lender a draft of any proposed modification or amendment to the Tenant Lease at least five (5) Business Days prior to the date upon which it is to be executed and, following its execution shall provide Lender with a copy of the executed original.

    6.3 No Additional Indebtedness. Borrower shall not, without Lender's prior written consent, incur additional indebtedness, except for trade payables in the ordinary course of business.

    6.4 No Commingling Funds. Borrower shall not commingle the funds related to the Project with funds from any other property.

    6.5 Lienable Work. No excavation, construction, earth work, site work or any other mechanic's lienable work shall be done by Borrower or its agents to or for the benefit of the Project, without Lender's approval, except for normal repair and maintenance in the ordinary course of business. Borrower will not consent to any request by Tenant to perform any work at the Project which could create liens on the Project, without Lender's consent, which will not be unreasonably withheld.

    6.6 Conversion. Borrower shall not, and shall not permit, the Project or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form of ownership.

    6.7 Use of Property. Unless required by applicable law, Borrower shall not permit changes in the use of any part of the Property from the use existing at the time the Mortgage was executed. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of the Project without Lender's prior written consent.

                                  ARTICLE VII
            Events of Default; Acceleration of Indebtedness; Remedies
            ---------------------------------------------------------

    7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

        (a) Failure of Borrower to pay, within five (5) days of the due date, any of the payment obligations of Borrower to Lender ("Indebtedness"), including any payment due under the Note or this Agreement; or

        (b)  Failure of  Borrower to  strictly  comply  with the  provisions  of
    Section 4.17 (single asset entity) or 5.1 (inspection) of this Agreement; or

        (c) Breach of any covenant, representation or warranty other than as set forth in subsections (a) and (b) above which is not cured within ten (10) days after notice; provided, however, if such breach cannot by its nature be cured within ten (10) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within forty-five (45) days after the original notice thereof), Borrower shall not be in default hereunder; or

        (d) Commencement of an involuntary case or other proceeding against Borrower, any Principal or any other Person having an ownership or security interest in the Project (each, a "Bankruptcy Party") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

        (e) Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing

        (f) The occurrence of a default and the expiration of any cure period applicable thereto under the or any Loan Document; or

        (g) Borrower shall default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

        (h) Any statement, report or certificate made or delivered to Lender by Borrower or any Principal is not materially true and complete at any time;

        (i) There shall occur a material adverse change in the financial condition or business prospects of Borrower or any Principal;

        (j) The Debt Service Coverage Ratio, as calculated by Lender at the end of each month during the term of the Lease, is less than 1.5 to 1.0 for three (3) consecutive months. "Debt Service Coverage Ratio" shall mean a quotient, expressed as a ratio, of (i) Net Operating Income divided by the projected payments of principal and interest for the next twelve (12) month period using the Interest Rate in effect on the date of determination.

        (k) The Minimum Rent under the Tenant Lease for Accounting Year 1 (as defined in the Tenant Lease) is less than $1,786,537.50.

        (l) The occurrence of a material default under the Tenant Lease (other than a default under Section 12.1(e) or (f) thereof) and the expiration of any applicable cure period, provided if such default is capable of being cured and during the process of achieving such cure no other Events of Default exist, then if Borrower diligently pursues the curing thereof (and then in all events cure such failure within ninety (90) days after the occurrence of the default under the Tenant Lease), Borrower shall not be in default hereunder.

        (m) Any default under any document or instrument, other than the Loan Documents, evidencing or creating a lien on the Project or any part thereof.

        (n) If Borrower or any Principal is listed on the Lists or is convicted or pleads nolo contendere to charges related to activity prohibited in the Orders, or if Borrower or any Principal is arrested on charges related to activity prohibited in the Orders and such charge is not dismissed within thirty (30) days thereafter.

    7.2 Acceleration; Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Section 7.1(d) or 7.1(e), the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 7.1(d) or 7.1(e) is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

    7.3  Acceleration;  Remedies - Other Events.  Except as set forth in Section
7.2 above, while any Event of Default exists, Lender may (a) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the obligation, if any, of Lender to advance amounts hereunder, and (c) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

    7.4 Lender's Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 7.4, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender's gross negligence or willful misconduct. All sums paid by Lender pursuant to this
Section 7.4, and all other sums expended by Lender to which it shall be entitled to be indemnified, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

                                  ARTICLE VIII
                                  Miscellaneous
                                  -------------

    8.1 Expenditures and Expenses. Borrower shall promptly pay all reasonable Costs (defined below) incurred by Lender and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate set forth in the Note until paid. For the purposes hereof "Costs" means all expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with the documentation, modification, workout, administration, collection or enforcement of the Loan or any of the Loan Documents (as applicable) including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, engineers' fees, accountants' fees (including fees of Lender's inside accountants), independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property (including fees of Lender's inside auditors), outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Project the true condition of the title to, or the value of, the Project.

    8.2 Disclosure of Information. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, the Principals or any third party or obtained as a result of any environmental assessments. Borrower and the Principals agree that Lender shall have no liability whatsoever as a result of delivering any such information to any such third party, and Borrower and the Principals, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any such third party.

    8.3 Sale of Loan. Lender, at any time and without the consent of Borrower or the Principals, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

    8.4 Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under
Section 4 of the Mortgage operate to cure or waive Borrower's or the Principal's default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

    8.5 APPLICABLE LAW; SEVERABILITY. THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

    8.6 Relationship. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

    8.7 Indemnity. Borrower shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of Borrower, any Principal, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

    8.8 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to
(c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:        CNL Retirement-AM Colorado, LP
                            450 South Orange Avenue
                            Orlando, Florida 32801
                            Attn:  Christyne Calhoun
                            Telecopy:  (407) 835-3232

With a copy to:             Lowndes Drosdrick Doster Kantor & Reid P.A.
                            215 North Eola Drive
                            Orlando, Florida 32801
                            Attn:  Casey Cavanaugh
                            Telecopy:  (407) 843-4444

Notices to Lender:          General Electric Capital Corporation
                            Loan No. 70004021
                            2 Wisconsin Circle, Suite 400
                            Chevy Chase, Maryland  20815
                            Attn:  Manager, Portfolio Management Group
                            Telecopy: (301) 664-9843

With a copy to:             General Electric Capital Corporation
                            Loan No. 70004021
                            100 Congress Avenue, Suite 700
                            Austin, Texas  78701
                            Attn:  Diana Pennington, Vice President and
                            Chief Counsel, Senior
                            Living Group
                            Telecopy: (512) 478-7832

And a copy to:              General Electric Capital Corporation
                            Loan No. 70004021
                            500 West Monroe Street
                            Chicago, Illinois  60661
                            Attn:  Kevin McMeen, Senior Vice President
                            Telecopy: (312) 441-7119

    8.9 Successors and Assigns Bound; Joint and Several Liability; Agents; and Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and the Principals, subject to the provisions of this Agreement. All covenants and agreements of Borrower and the Principals shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

    8.10 Terms and Usage. As used in the Loan Documents "business day" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

    8.11 Time of Essence. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

    8.12 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

    8.13 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

    8.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

    8.15 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supercede all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

    8.16 Amendments and Waivers. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

    8.17 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of Illinois and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (b) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section 8.17 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State of Illinois, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of Illinois (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

    8.18 Approvals; Third Parties; Conditions. All approval rights retained or exercised by Lender with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

    8.19 Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Project in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Project or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (b) Lender shall in no event be liable for any debts, expenses or losses incurred or sustained by Borrower; and (c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Project in Lender, or any sharing of liabilities, losses, costs or expenses.

    8.20 Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loan.

    8.21 Cumulative Rights. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

    8.22 Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

    8.23 Phrases. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

    8.24 Exhibits, Schedules and Riders. The exhibits, schedules and riders attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

    8.25 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

    8.26 Promotional Material. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

    8.27 Survival. All of the representations, warranties, covenants, and indemnities hereunder, and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower.

    8.28 Waiver of Punitive or Consequential Damages. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

    8.29 Limitation on Liability of Lender's Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                   BORROWER:

                   CNL RETIREMENT-AM/COLORADO LP, a Delaware limited partnership

                   By:    CNL Retirement GP/Colorado Corp., a Delaware
                   corporation, general partner



                   By: /s/ Bradley B. Rush
                   ---------------------------------------
                   Name:      Bradley B. Rush
                   Its        Senior Vice President


                   LENDER:

                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   a Delaware corporation


                   By           /s/ Timothy Sanders
                   ----------------------------------------------------
                   Name         Timothy Sanders
                   ----------------------------------------------------
                  Its          Vice President

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                                   Litigation


                                [To Be Attached]

                                   SCHEDULE I

                       CALCULATION OF NET OPERATING INCOME


"Net Operating Income" means Revenue less Expenses, as determined by Lender in its sole discretion.

"Revenue" means (a) an annualized amount based on all amounts collected by Tenant from tenants under Subleases for the most current three (3) months (or, solely for the purposes of Section 1.1.2(g) hereof, the most current four (4) months), excluding nonrecurring income and non-property related income (as determined by Lender in its sole discretion) and income from tenants under Subleases (i) who are thirty (30) or more days delinquent, (ii) who have been delinquent four (4) or more times during the past twelve (12) months, or (iii) who have vacated their unit, plus (b) other revenue, not to exceed ten percent (10%) of the amounts described in clause (a), for laundry, vending, parking and other ancillary services based upon collections for the previous twelve (12) months, but excluding any income from interest earned or late fees.. In determining Revenue, the occupancy factor utilized shall be the lesser of (a) actual occupancy, or (b) an assumed ninety-five percent (95%) occupancy rate.

"Expenses" means actual and customary operating expenses incurred by Tenant on a stabilized accrual basis for the previous twelve (12) month period (as adjusted by Lender), including: (i) recurring operating expenses, (ii) real estate taxes,
(iii) management fees (whether paid or not) in an amount not less than five percent (5%) of gross income of Tenant, and (iv) a replacement reserve (whether reserved or not) of not less than Two Hundred Fifty and No/100 Dollars ($250.00) per unit. Expenses shall not include any deposits made by Tenant into the Tenant Shortfall Reserve or the Reserve or any operating expenses that are funded out of the Reserve unless such expenses exceed 250.00 per unit.

                              SENIOR HOUSING RIDER

                                [To be attached]

                                   SCHEDULE II

                             INDEX OF DEFINED TERMS


Defined Term                                      Page

Affiliate                                          17
Agreement of Principals                            5
Approved Bank Account                              17
Assignment of Leases                               1
Bankruptcy Party                                   21
Base Rate                                          3
Borrower                                           1
Business Day                                       26
Cash Account Agreements                            5
Closing Date                                       2
Collateral                                         5
Control                                            17
Costs                                              23
Debt Service Coverage Ratio                        22
Deposit Accounts                                   17
Earnout Agreement                                  17
Environmental Indemnity                            5
Event of Default                                   21
FIRREA                                             5
General Partner                                    1
Improvements                                       1
Incorporation Documents                            9
Indebtedness                                       21
Initial Funding Amount                             2
Interest Rate                                      3
Leases                                             6
Lender                                             1
Loan                                               1
Loan Documents                                     1
Loan Year                                          4
Maturity Date                                      3
Mortgage                                           1
Note                                               1
Partnership Agreement                              9
Person                                             17
Principals                                         5
Project                                            1
Property                                           1
Subleases                                          6
Tenant                                             2
Tenant Guarantor                                   2
Tenant Guaranty                                    7
Tenant Lease                                       6
Title Policy                                       6